UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2018

Hostess Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-37540	47-4168492
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 East Armour Boulevard, Kansas City, Missouri	64111
(Address of principal executive offices)	(Zip Code)

(816) 701-4600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

President and Chief Executive Officer

On April 12, 2018, Hostess Brands, Inc. (the “Company”) announced the appointment of Andrew P. Callahan as President and Chief Executive Officer, effective May 7, 2018. Mr. Callahan replaces C. Dean Metropoulos, who has served as the Company’s interim President and Chief Executive Officer since March 31, 2018, pending the appointment of a permanent principal executive officer. Mr. Metropoulos will remain Executive Chairman of the Company’s Board of Directors (the “Board”). Today, Mr. Callahan was also appointed to the Board for a term expiring at the Company’s 2020 Annual Meeting of Stockholders. The Board believes that Mr. Callahan’s extensive experience in the food industry and daily involvement in the business and operations of the Company make him well-qualified to serve on the Board.

Mr. Callahan, 52, most recently served as the President of North American Foodservice & International at Tyson Foods, Inc. (“Tyson Foods”), one of the world’s largest producers of meat and prepared food products from February 2017 until September 2017. While at Tyson, Mr. Callahan also managed Tyson’s retail consumer brands, as President of Retail Packaged Brands, including iconic brands such as Tyson®, Jimmy Dean®, Hillshire Farm®, Sara Lee®, Aidells® and Ball Park®, from August 2014 to February 2017. He served as an Executive Vice President and President of Retail at The Hillshire Brands Company (formerly known as Sara Lee Corporation), a producer of packaged meat and frozen bakery products, from June 2012 until its acquisition by Tyson Foods in August 2014. Prior to joining The Hillshire Brands Company, Mr. Callahan served in positions of increasing responsibility in marketing, sales and general management for Sara Lee Corporation and Kraft Foods, Inc. Prior to joining Kraft Foods, Inc., Mr. Callahan spent seven years in the U.S. Navy as a Naval Flight Officer. Mr. Callahan previously served on the Board of Directors for the Grocery Manufacturers Association (GMA), the International Foodservice Manufacturers Association (IFMA), as well as the Make-A-Wish Foundation of Illinois.

On April 12, 2018, the Company entered into an employment agreement with Mr. Callahan to serve as the Company’s President and Chief Executive Officer (the “Employment Agreement”). The Employment Agreement has a term beginning on the first day of Mr. Callahan’s employment with the Company (the “Employment Date”), which will be May 7, 2018, and continuing for three years. The term will automatically renew for consecutive one-year periods, unless Mr. Callahan’s employment is otherwise earlier terminated or the Company or Mr. Callahan provides notice of non-renewal at least 90 days prior to the applicable expiration date. The Company will pay Mr. Callahan an annual base salary of $825,000. In addition, Mr. Callahan will be eligible for annual cash bonuses pursuant to the terms of the Company’s incentive compensation plan, with an annual target bonus of 110% of his base salary; provided that, for 2018, Mr. Callahan will be guaranteed a minimum annual bonus of 55% of his base salary, prorated from the Employment Date. In the event that Mr. Callahan is terminated without cause, resigns for good reason or experiences a change in control termination (in each case, as defined in the Employment Agreement), Mr. Callahan will be entitled to payment of a pro-rated bonus, based on the Company’s performance through the date of his termination of employment.

The Employment Agreement provides that Mr. Callahan is entitled to a sign-on equity grant of restricted stock units (“RSUs”), non-qualified stock options (“NQSOs”) and performance share units (“PSUs”) related to 2018 and 2019 performance, with an aggregate grant date value of $2,700,000, subject to the terms and conditions of the Company’s 2016 Equity Incentive Plan. Mr. Callahan’s RSUs will vest one-third of the award on each of the first three anniversaries of the Employment Date; NQSOs will vest one-fourth of the award on each of the first four anniversaries of the Employment Date; and PSUs will vest one-half of any PSUs earned based on 2018 and 2019 performance on December 31, 2019, and the remaining one-half on December 31, 2020, subject to the Compensation Committee’s certification of the performance goals and Mr. Callahan’s continued employment with the Company on the applicable PSU vesting date. Mr. Callahan is eligible to receive long-term incentive awards for each fiscal year after 2018 during the term under the Company’s 2016 Equity Incentive Plan on terms established by the Compensation Committee, with the target award or grant for fiscal years after 2018 expected to have a value of no less than the value of Mr. Callahan’s sign-on equity grant.

Under the terms of the Employment Agreement, Mr. Callahan will be eligible for reimbursement of reasonable relocation and commuting expenses.

In the event that Mr. Callahan’s employment with the Company is terminated for any reason, he is entitled to receive: (i) his base salary and unused vacation time up to and including the date of termination of employment, (ii) any unreimbursed expenses, and (iii) any vested accrued compensation, equity awards or benefits provided under the Company’s benefit plans upon or following a termination of employment (the “Accrued Obligations”). Mr. Callahan will be entitled to severance and other benefits payable under the HB Key Executive Severance Benefit Plan (the “Severance Plan”) if he experiences a qualifying termination or change in control termination, as applicable (in each case, as defined in the Severance Plan, as modified by the Employment Agreement). Upon a qualifying termination of Mr. Callahan’s employment, his cash severance amount will be 18 months of annual compensation (defined as annual base salary and target annual incentive cash bonus), and upon a change in control termination of Mr. Callahan’s employment, his cash severance amount will be 24 months of annual compensation. Any payment of severance to Mr. Callahan will be subject to his execution and delivery of the Company’s standard release agreement. If Mr. Callahan’s employment with the Company terminates due to death or disability (as defined in the Severance Plan), Mr. Callahan (or his estate or designated beneficiary) will receive the Accrued Obligations and severance under the Severance Plan as if such death or disability is a qualifying termination or change in control termination, as applicable.

The Employment Agreement also includes non-competition and non-solicitation restrictions which apply during the employment term and for a period of 18 months following termination of employment.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Employment Agreement, filed as Exhibit 10.1 hereto and incorporated by reference herein, and the Severance Plan, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 18, 2017.

Item 8.01.	Other Events.

On April 12, 2018, the Company issued a press release announcing the appointment of Mr. Callahan.

A copy of the press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 10.1	Employment Agreement, dated April 12, 2018, by and between Hostess Brands, Inc. and Andrew P. Callahan

Exhibit 99.1	Press release dated April 12, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSTESS BRANDS, INC.

Date: April 12, 2018	By:	/s/ Thomas Peterson
	Name:	Thomas Peterson
	Title:	Executive Vice President, Chief Financial Officer